EXHIBIT 32.1
Section 1350 Certification
of Chief Executive Officer and Chief Financial Officer

In connection with the Quarterly Report of Citizens Financial Services, Inc. (the "Company") on Form 10-Q (the "Report") for the period ended March 31 2023 as filed with the Securities and Exchange Commission, the undersigned certify, pursuant to 18 U.S.C. Section 1350, as added by Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15 (d) of the Securities Exchange Act of 1934; and

2.
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods covered in the Report.

By: /s/ Randall E. Black
By: Randall E. Black
President and Chief Executive Officer
(Principal Executive Officer)

Date: May 10, 2023

By: /s/ Stephen J. Guillaume
By: Stephen J. Guillaume
Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: May 10, 2023